UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 31, 2006 (January 26, 2006)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Executive Incentive Plan - Awards for 2005

On January 25, 2006, the Compensation Committee of the Board of Directors of National Penn Bancshares, Inc. (NPB) met to determine incentive compensation awards for 2005 for participants in the National Penn Executive Incentive Plan, including twelve persons who are National Penn management directors and/or “executive officers” (as defined by Securities and Exchange Commission Rule 3b-7).

Under the Executive Incentive Plan, the Committee establishes performance goals for each Plan Year prior to January 31 of the Plan Year. These goals are expressed in a range of National Penn earnings per share targets—identified as Threshold, Market Target, NPB Target, and Optimum.

Awards are comprised of a Company Portion and a discretionary Individual Portion. An Individual Portion may not exceed 20 percent of the participant’s base pay (except for Category A participants which may not exceed 20 percent of the Company Portion award). The Company Portion of an award is equal to the percentage (which is set forth in the Plan based on the individual’s participation category) of the participant’s base salary for the Plan Year that corresponds to the earnings per share results. An Individual Portion award may be granted in the discretion of the Committee.

In addition, the Committee determines annually the percentage amount of individual matching deferral awards. Deferral awards are subject to risk of forfeiture and mandatory deferral for five years.

In accordance with these Plan provisions, the Committee established the performance goals and percentage amount of matching deferral awards for Plan Year 2005 in January 2005, which information was included in National Penn’s Report on Form 8-K dated January 25, 2005, as Exhibit 10.1.

Adjusting for the five-for-four stock split effected by National Penn on September 30, 2005, the performance goals for 2005 were as follows:

•	Threshold - $1.11 per share.

•	Market Target - $1.20 per share.

•	NPB Target - $1.33 to $1.36 per share.

•	Optimum - $1.48 per share.

Under the Executive Incentive Plan, awards for performance between Threshold and Market Target, Market Target and NPB Target, and NPB Target and Optimum Target, are interpolated.

As previously disclosed on a Form 8-K dated January 24, 2006, filed with the Securities and Exchange Commission on January 24, 2006, National Penn’s earnings for the year ended December 31, 2005 were $1.36 per diluted share.

Applying the interpolation provisions of the Plan to National Penn’s 2005 earnings per share of $1.36, and including discretionary Individual Portion Awards, the Committee awarded cash bonuses to these twelve persons as follows. Each officer also received a matching deferral award equal to one-third of his or her cash award. The awards for the Category A participants, Wayne R. Weidner, Chairman and Chief Executive Officer, and Glenn E. Moyer, President, were approved on January 25, 2006 by the full Board of Directors meeting in Executive Session (with only independent directors present).

•	Wayne R. Weidner, Chairman and Chief Executive Officer - $226,407.

•	Glenn E. Moyer, President - $181,133.

•	Bruce G. Kilroy, Group Executive Vice President - $73,406.

•	Garry D. Koch, Group Executive Vice President - $69,987.

•	Paul W. McGloin, Group Executive Vice President - $73,579.

•	Michael R. Reinhard, Group Executive Vice President - $63,844.

•	Gary L. Rhoads - Group Executive Vice President and Chief Financial Officer - $62,878.

•	Sandra L. Spayd, Group Executive Vice President - $54,081.

•	Sharon L. Weaver, Group Executive Vice President - $68,362.

•	Donald P. Worthington, Executive Vice President, National Penn Bank - $69,261.

•	Michelle H. Debkowski, Senior Vice President and Chief Accounting Officer - $33,146.

•	H. Anderson Ellsworth, Senior Vice President, National Penn Bank - $45,913.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

Date: January 31, 2006	By: /s/ Wayne R. Weidner
Name: Wayne R. Weidner
Title: Chairman and CEO